Exhibit 4.2


THE WARRANTS AND COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY SUCH STATE LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER.

                       PHARMAKINETICS LABORATORIES, INC.

                         COMMON STOCK PURCHASE WARRANT

     1.   Issuance. For good and valuable consideration the receipt of which is
          --------
hereby acknowledged, PHARMAKINETICS LABORATORIES, INC., a Maryland corporation (the "Company"), hereby grants to ALTANA, INC. (the "Holder") the right to purchase at any time and from time to time until 5:00 P.M. Eastern Standard Time on _______ ___, 2003 (the "Expiration Date"), 100,000 fully paid and nonassessable shares of the Company's Common Stock, par value $0.005 per share (the "Common Stock") at an exercise price of $6.00 per share (the "Exercise Price"), subject to adjustment as set forth in Section 6.

     2.   Exercise. Subject to Section 7 hereof, the warrants represented by
          --------
this Certificate (the "Warrants") are exercisable until the Expiration Date, in whole or in part, by surrendering to the Company (i) this Certificate, (ii) the attached form of notice of exercise of the Warrants, and (iii) unless the Holder elects "cashless exercise" of the Warrants, cash or a certified or official bank check in the amount of the aggregate Exercise Price. In the event the Holder elects cashless exercise of the Warrants, the Holder shall be entitled to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of the Warrants and the aggregate cash Exercise Price thereof. For purposes of this Section 2, "Market Value" shall be an amount equal to the average of the closing sales price of a share of Common Stock for the ten (10) days immediately preceding the Company's receipt of the form of notice of exercise duly executed, via delivery or facsimile, multiplied by the number of shares of Common Stock to be issued upon exercise. Upon surrender of this Certificate and the notice of exercise form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Company promptly shall send or cause to be sent to the Holder a certificate or certificates representing the shares of Common Stock purchased. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company promptly shall send to the Holder a new Warrant Certificate representing the unexercised portion of the Warrants.

     3.   Reservation of Shares. The Company agrees that at all times during the
          ---------------------
period of exercise of these Warrants there shall be reserved for issuance at least that number of shares of Common Stock required to be issued upon exercise of the Warrants (the "Warrant Shares").

     4.   Mutilation or Loss of Warrant. Upon receipt by the Company of evidence
          -----------------------------
satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in the case of loss, theft or destruction, receipt of reasonably satisfactory indemnification, and, in the case of mutilation, upon surrender and cancellation of this Certificate, the Company will execute and deliver a new Warrant Certificate of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant Certificate shall thereupon become void.

     5.   Rights of the Holder.  The Holder shall not, by virtue hereof, be
          --------------------
entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant Certificate and are not enforceable against the Company except to the extent set forth herein, and the Holder, by its acceptance of this Warrant Certificate, consents to and agrees to be bound by and to comply with the terms of this Warrant including, without limitation the provisions of Section 7 hereof.

     6.   Protection Against Dilution. The number of shares of Common Stock that
          ---------------------------
the Holder is entitled to purchase upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)  Adjustment for Subdivision.  If the Company at any time
               --------------------------
subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares, the number of shares that the Holder is entitled to purchase upon exercise of the Warrants shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the number of shares that the Holder is entitled to purchase upon exercise of the Warrants shall be proportionately decreased and the Exercise Price in effect immediately prior to such combination and the number of shares of Common Stock to be received by the Holder pursuant to the Warrants shall be proportionately increased.

          (b)  Adjustment for Reorganization. Any capital reorganization,
               -----------------------------
reclassification, consolidation, merger or sale of all or substantially all of the Company's assets with or into another person or entity that is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock shall be referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate lawful provisions to ensure that the Holder shall thereafter have the right to acquire and receive upon exercise of the Warrants during the period specified herein and upon payment of the Exercise Price then in effect such shares of stock, securities or assets as the Holder would have received in connection with such Organic Change if the Holder had exercised the Warrants immediately prior to such Organic Change.

     7.   Transfer or Exercise Complies with Securities Act. The Holder of this
          -------------------------------------------------
Warrant, by its acceptance hereof, hereby represents and warrants that such Holder understands and agrees that (a) the Warrant and the Warrant Shares issuable upon the exercise of this Warrant have not been registered under either the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws (the "State Acts"), and the Company has no obligation to register the Warrant or such Warrant Shares; (b) the Warrant may be exercised only if the Warrant Shares have been registered under the Act and the applicable State Acts or upon the issuance to the Company of an opinion of counsel satisfactory to counsel to the Company and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such exercise shall not be in violation of the Act and the applicable State Acts; (c) this Warrant may not be sold, pledged, hypothecated, donated, assigned or otherwise transferred (whether or not for consideration), in whole or in part, by the Holder, unless the Warrant has been registered under the Act and the applicable State Act or upon the issuance to the Company of an opinion of counsel satisfactory to counsel to the Company and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the applicable State Acts and (d) the Warrant Shares issuable upon the exercise of this Warrant may not be sold, pledged, hypothecated, donated, assigned or otherwise transferred (whether or not for consideration), in whole or in part, by the Holder, unless the Warrant Shares have been registered under the Act and the applicable State Acts or upon the issuance to the Company of an opinion of counsel satisfactory to counsel to the Company and/or upon submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. The Holder hereby agrees that the Company's obligation to deliver Warrant Shares upon exercise of this Warrant is subject to the requirement that the Holder deliver to the Company, if requested by the Company, such certificates, documents or other information as the Company or its counsel may reasonably request for the purpose of establishing compliance with the Act and applicable State Acts. Each Warrant Certificate and the Warrant Shares shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this
Section 7.

     8.   Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

          If to the Company:

                         PharmaKinetics Laboratories, Inc.
                         302 West Fayette Street
                         Baltimore, MD 21201
                         Attention: President
                         Telephone: (410) 385-4500
                         Facsimile: (410) 385-1957

          with a copy to:

                         Ober, Kaler, Grimes & Shriver
                         120 E. Baltimore Street
                         Baltimore, MD 21202
                         Attention: Melissa A. Warren, Esquire
                         Telephone: (410) 347-7684
                         Facsimile: (410) 547-0699

          If to Holder:

                         Altana Inc.
                         60 Baylis Road
                         Melville, New York  11747
                         Attention: Art Dulik, Chief Financial Officer
                         Telephone: (516) 45-7677
                         Facsimile: (516) 454-6389

          with a copy to:

                         Simmons, Jannace & Stagg, L.L.P.
                         The Financial Center
                         90 Merrick Avenue - Suite 102
                         East Meadow, New York  11554
                         Attention: Kevin P. Simmons, Esquire
                         Telephone: (516) 357-8100
                         Facsimile: (516) 357-8111

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section 8.

     9.   Transfer. The Holder shall not transfer the Warrants without the prior
          --------
written consent of the Company.

     10   Governing Law. This Warrant Certificate shall be governed by and
          -------------
construed in accordance with
the laws of the state of Maryland.

     11.  Supplements and Amendments. This Warrant Certificate may be amended or
          --------------------------
supplemented only by an instrument in writing signed by the parties hereto.

     12.  Counterparts. This Warrant Certificate may be executed in any number
          ------------
of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, PharmaKinetics Laboratories, Inc. has caused this Warrant to be executed on its behalf as of the ____ day of _______, 2000.

ATTEST:                                 PHARMAKINETICS LABORATORIES, INC.


________________________________        By:___________________________(SEAL)
Secretary                                          President

                        NOTICE OF EXERCISE OF WARRANTS

     The undersigned hereby irrevocably elects to exercise the right, represented by the attached Common Stock Purchase Warrant Certificate dated as of _______ ___, 2000 (the "Certificate") to purchase _______ shares of the Common Stock, par value $0.005 per share, of PharmaKinetics Laboratories, Inc. and either (i) tenders herewith payment in accordance with said Certificate or
(ii) elects "cashless exercise" in accordance with the Certificate, as indicated below.

     The undersigned hereby confirms and acknowledges that the undersigned will not offer, sell or otherwise dispose of any shares of Common Stock received upon exercise of the Warrants except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws or pursuant to an exemption form registration in accordance with such Act and laws.

     Please issue in the name of the undersigned a new Common Stock Purchase Warrant Certificate representing the unexercised portion of the Warrants represent by the attached Certificate.

     Please issue the stock certificate(s) in the names and denominations and deliver them to the addresses set forth below:


_________________________________________
_________________________________________
_________________________________________
_________________________________________



Dated:______________________


By:_________________________


[_]       CASH:  $ _______________________

[_]  CASHLESS EXERCISE